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                                                                    EXHIBIT 10.1

                         SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of January 8, 1998, by and among Oncor, Inc., a Maryland corporation, with headquarters located at 209 Perry Parkway, Gaithersburg, Maryland 20877 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

         WHEREAS:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 ACT");

         B. The Company has authorized the following new series of its Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"): the Company's Series A Convertible Preferred Stock (the "PREFERRED SHARES"), which shall be convertible into shares of the Company's Common Stock, par value $.01 per share (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), in accordance with the terms of the Company's Articles Supplementary of the Preferred Shares, substantially in the form attached hereto as Exhibit A (the "ARTICLES SUPPLEMENTARY");

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, initially an aggregate of 500 of the Preferred Shares (the "INITIAL PREFERRED SHARES") in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and one warrant for each Preferred Share purchased in substantially the form attached hereto as Exhibit E (the "WARRANT"), to acquire 250 shares of Common Stock, which Warrants shall expire five years after the date of issuance;

         D. Subject to the terms and conditions set forth in this Agreement, each Buyer may have the right to purchase a number of additional Preferred Shares, along with the related Warrants, equal to up to the sum of
(i) the number of Initial Preferred Shares held by such Buyer on the date which is 180 days after the Initial Closing Date (as defined in Section 1(b)), (ii) the number of Initial Preferred Shares converted by such Buyer at a Conversion Price equal to the Fixed Conversion Price of the Initial Preferred Shares (each as defined in the Articles Supplementary) prior to the date which is 180 days after the Initial Closing Date, (iii) the number of Put Preferred Shares (as defined below) held by such Buyer on the date which is 180 days after the applicable Put Closing Date (as defined in Section 1(d)) and (iv) the number of Put Preferred Shares converted by such Buyer at a Conversion Price equal to the Fixed Conversion Price of such Put Preferred Shares prior to the date which is 180 days after the
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applicable Put Closing Date (the "ADDITIONAL PREFERRED SHARES").  In addition, the Company may have the right to cause the Buyers to purchase up to an aggregate of 750 Preferred Shares, along with the related Warrants, (pro rata based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares) (the "PUT PREFERRED SHARES") (the Initial Preferred Shares, the Additional Preferred Shares and the Put Preferred Shares collectively are referred to in this Agreement as the "PREFERRED SHARES");

         E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW THEREFORE, the Company and the Buyers hereby agree as follows:

         1.      PURCHASE AND SALE OF PREFERRED SHARES.

                 a. Purchase of Preferred Shares. Subject to satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a), the Company shall issue and sell to the Buyers and the Buyers severally shall purchase from the Company an aggregate of 500 Initial Preferred Shares, in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers along with one Warrant for each Preferred Share purchased (the "INITIAL CLOSING"). Subject to satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b), at the option of each Buyer, the Company shall issue and sell to each such Buyer and each such Buyer shall purchase from the Company at multiple closings, if applicable, an aggregate of up to that number of Additional Preferred Shares, along with the related Warrants, equal to the sum of (i) the number of Initial Preferred Shares held by such Buyer on the date which is 180 days after the Initial Closing Date, (ii) the number of Initial Preferred Shares converted by such Buyer at a Conversion Price equal to the Fixed Conversion Price prior to the date which is 180 days after the Initial Closing Date, (iii) the number of Put Preferred Shares held by such Buyer on the date which is 180 days after the Put Closing Date and (iv) the number of Put Preferred Shares converted by such Buyer at a Conversion Price equal to the Fixed Conversion Price prior to the date which is 180 days after the Put Closing Date (the "ADDITIONAL CLOSINGS"). Subject to satisfaction (or waiver) of the conditions set forth in Sections 1(d), 1(e), 6(c) and 7(c), the Company may require that each Buyer purchase that number of additional Preferred Shares, along with the related Warrants, equal to such Buyer's pro rata portion of up to 750 Preferred Shares (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased by the Buyers) (the "PUT CLOSING"). The Initial Closing, the Additional Closings and the Put Closing collectively are referred to in this Agreement as the "CLOSINGS." The purchase price (the "PURCHASE PRICE") of each Preferred Share and the related Warrant at each of the Closings shall be $10,000.





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                 b.       The Initial Closing Date.  The date and time of the
Initial Closing (the "INITIAL CLOSING DATE") shall be 10:00 a.m. Central Time, within two (2) business days following the date hereof, subject to satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) (or such later date as is mutually agreed to by the Company and the Buyers). The Initial Closing shall occur on the Initial Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                 c. The Additional Closing Dates. The date and time of each of the Additional Closings (the "ADDITIONAL CLOSING DATES") shall be 10:00 a.m. Central Time, on the date specified in an Additional Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to the Additional Closing set forth in Sections 6(b) and 7(b) and the conditions set forth in this paragraph (or such later date as is mutually agreed to by the Company and the Buyers). During the period beginning on and including the date which is 180 days after the Initial Closing Date and ending on and including the date which is the five year anniversary of the Initial Closing Date, but subject to the requirements of Sections 6(b) and 7(b), each Buyer may purchase Additional Preferred Shares by delivering written notice to the Company (an "ADDITIONAL SHARE NOTICE") at least seven days but not more than 20 days prior (an "ADDITIONAL SHARE NOTICE DATE") to the Additional Closing Date set forth in such Buyer's Additional Share Notice. Each Additional Share Notice shall set forth (i) the number of Additional Preferred Shares, along with the related Warrants, to be purchased by such Buyer at the Additional Closing, (ii) the aggregate Purchase Price for such Additional Preferred Shares and the related Warrant, and (iii) the date selected by the Buyer for the Additional Closing Date, which Additional Closing Date shall be not later than the date which is the five year anniversary of the Initial Closing Date. Notwithstanding the foregoing, no Buyer shall be entitled to deliver an Additional Share Notice unless on the date of the delivery of the Additional Share Notice the Market Price (as defined in the Articles Supplementary) of the Common Stock is greater than the Fixed Conversion Price then in effect for the Initial Preferred Shares. Each Additional Closing shall occur on the applicable Additional Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693.

                 d. The Put Closing Date. The date and time of the Put Closing (the "PUT CLOSING DATE") shall be 10:00 a.m. Central Time, on the date specified in the Company's Put Share Notice (as defined below), subject to satisfaction (or waiver) of the conditions to the Put Closing set forth in Sections 6(c) and 7(c) and the conditions set forth in Section 1(e), (or such later date as is mutually agreed to by the Company and the Buyers). During the period (the "COMPANY PUT RIGHT PERIOD") beginning on and including the date which is 180 days after the Initial Closing Date and ending on the date which is 360 days after the Initial Closing Date, but subject to the requirements of Sections 6(c) and 7(c) and satisfaction of the Put Notice Conditions (as defined in Section 1(e)), the Company may require each Buyer to purchase Put Preferred Shares by delivering written notice to each of the Buyers (a "PUT SHARE NOTICE") at least 30 days but not more than 45 days (the "PUT SHARE NOTICE DATE") prior to the Put Closing Date set forth in the Put Share Notice. The Put Share Notice shall set forth (i) each Buyer's pro





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rata portion (based on the number of Initial Preferred Shares each Buyer purchased in relation to the total number of Initial Preferred Shares purchased by the Buyers) of the aggregate number of Put Preferred Shares, along with the related Warrant, (which aggregate number shall not exceed 750 Preferred Shares) which the Company is requiring each Buyer to purchase at the Put Closing, (ii) the aggregate Purchase Price for each such Buyer's Put Preferred Shares and the related Warrants and (iii) the date selected by the Company for the Put Closing Date, which Put Closing Date shall be not later than the date which is 360 days after the Initial Closing Date. The Put Closing shall occur on the Put Closing Date at the offices of Katten Muchin & Zavis, 525 West Monroe Street, Suite 1600, Chicago, Illinois 60661-3693. The Initial Closing Date, the Additional Closing Dates and the Put Closing Date collectively are referred to in this Agreement as the "CLOSING DATES."

                 e. The Put Notice Conditions. Notwithstanding anything in this agreement to the contrary, the Company shall not be entitled to deliver a Put Share Notice and require the Buyers to purchase the Put Preferred Shares along with the related Warrants unless, in addition to the satisfaction of the requirements of Sections 6(c) and 7(c), all of the following conditions (the "PUT NOTICE CONDITIONS") are satisfied: (i) either (A) the Company's stockholders shall have approved the issuance of the Securities (as defined in Section 2(a)) on or prior to the Put Share Notice Date, (B) the Company shall have been advised in writing by The American Stock Exchange, Inc. ("AMEX") (or The New York Stock Exchange, Inc. or The Nasdaq Stock Market, Inc., if the Common Stock is then listed on such exchange) that the rules of such exchange would not require the approval of the stockholders of the Company for the issuance of a number of Conversion Shares equal to at least 20% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date, or (C) the number of Conversion Shares issued and issuable upon the conversion of the Initial Preferred Shares, any Additional Preferred Shares and the Put Preferred Shares as of the Put Share Notice Date and the Put Closing Date is not greater than 12.5% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date; (ii) during the period beginning 90 days prior to the Put Closing Date and ending on and including the Put Closing Date, the registration statement (the "REGISTRATION STATEMENT") covering the resale of the Conversion Shares and Warrant Shares has been declared effective by the SEC and at all times has been effective and available for the sale of no less than 125% of the sum of (A) the number of Conversion Shares then issuable upon the conversion of all outstanding Preferred Shares and the Put Preferred Shares to be issued by the Company, (B) the number of Warrant Shares then issuable upon exercise of all outstanding Warrants and the Warrants to be issued in connection with the Put Preferred Shares and (C) the number of Conversion Shares and Warrant Shares that are then held by the Buyers; (iii) during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date, the Common Stock is listed on AMEX and has not been suspended from trading at any time during such period, nor is there any pending or threatened delisting or suspension; (iv) no event constituting a Major Transaction (as defined in Section 3(c) of the Articles Supplementary), including an agreement to consummate a Major Transaction, or a Triggering Event (as defined in Section 3(d) of the Articles Supplementary) shall have occurred from the period beginning on and including the Initial Issuance Date and ending on and including the Put





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Closing Date; (v) on each day during the period beginning 30 days prior to the
Put Share Notice Date and ending on and including the Put Share Notice Date, the Market Price of the Common Stock has not been less than the Fixed Conversion Price for the Initial Preferred Shares then in effect; (vi) during the period beginning on the Put Share Notice Date and ending on and including the Put Closing Date, the Market Price of the Common Stock has not been less than 85% of the Market Price of the Common Stock on the Put Share Notice Date;
(vii) during the period beginning on the Initial Closing Date and ending on and including the Put Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(f)(ii) of the Articles Supplementary and Sections 2(a) and 2(b) of the Warrants, respectively, and (viii) there has not previously been a Put Closing.

                 f. Form of Payment. On each of the Closing Dates, (i) each Buyer shall pay the Purchase Price to the Company for the Preferred Shares and the Warrants to be issued and sold to such Buyer at the respective Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request) (the "STOCK CERTIFICATES") representing such number of the Preferred Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers) along with a Warrant exercisable for 250 shares of Common Stock for each Preferred Share purchased, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

         2.      BUYER'S REPRESENTATIONS AND WARRANTIES.

                 Each Buyer represents and warrants with respect to only itself that:

                 a. Investment Purpose. Such Buyer (i) is acquiring the Preferred Shares and the Warrants, (ii) upon conversion of the Preferred Shares, will acquire the Conversion Shares then issuable and (iii) upon exercise of the Warrants, will acquire the shares of Common Stock issuable upon exercise thereof (the "WARRANT SHARES") (the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "SECURITIES"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

                 b. Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

                 c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements





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of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                 d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk and that it is possible that such Buyer may not be able to recoup any or all of its investment made hereby. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                 e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                 f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company and its legal counsel, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) ("RULE 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.





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                 g.       Legends.  Such Buyer understands that the
certificates or other instruments representing the Preferred Shares and the Warrants and, until such time as the sale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for sale under the 1933 Act,
(ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company and its legal counsel, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the 1933 Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act.

                 h. Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                 i. Residency. Such Buyer is a resident of that country specified in its address on the Schedule of Buyers.





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         3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 The Company represents and warrants to each of the Buyers that:

                 a. Organization and Qualification. The Company and its subsidiaries (a complete list of which as of the date hereof and as of the applicable Closing Date is set forth in Schedule 3(a)) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition of the Company and its subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith.

                 b. Authorization; Enforcement; Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, and the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS"), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents, the Warrants and the Articles Supplementary by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Preferred Shares and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders unless otherwise herein provided for, (iii) the Transaction Documents and the Warrants have been duly executed and delivered by the Company, (iv) the Transaction Documents and the Warrants constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and (v) prior to the Initial Closing Date, the Articles Supplementary will be filed with the Secretary of State of the State of Maryland and prior to each of the Closing Dates will be in full force and effect, enforceable against the Company in accordance with its terms.

                 c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which as of the date hereof,





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27,953,805 shares were issued and outstanding, 4,624,331 shares are reserved for issuance pursuant to the Company's stock option plans and 2,741,852 shares are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, none of which as of the date hereof, were issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (ii) there are no outstanding debt securities; (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement); and (iv) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries. Except as disclosed in Schedule 3(c), there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement.
The Company has furnished to the Buyers true and correct copies of the Company's Charter, as amended and as in effect on the date hereof (the "CHARTER"), and the Company's By-laws, as in effect on the date hereof (the "BY-LAWS"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                 d. Issuance of Securities. The Preferred Shares and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Articles Supplementary. 5,587,965 shares of Common Stock (subject to adjustment pursuant to the Company's covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and upon exercise of the Warrants. Upon conversion or exercise in accordance with the Articles Supplementary or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares will be validly issued, duly listed, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the





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accuracy of each Buyer's representations and warranties contained in Section 2, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

                 e. No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Charter, any articles supplementary of any outstanding series of Preferred Stock of the Company or the Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party; or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in Schedule 3(e), neither the Company nor its subsidiaries is in violation of any term of or in default under (i) its Charter, any articles supplementary of any outstanding series of Preferred Stock or By-laws or their organizational charter or by-laws, respectively, or
(ii) any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except in such situations, if any, where such a violation would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or the Articles Supplementary in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of AMEX as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting of the Common Stock by AMEX in the foreseeable future.

                 f. SEC Documents; Financial Statements. Since December 31, 1995, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The

Company has delivered to the Buyers or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

                 g.       Absence of Certain Changes.  Except as disclosed in
Schedule 3(g), from December 31, 1996 until the date hereof and until the applicable Closing Date there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, liabilities or results of operations of the Company or its subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                 h. Absence of Litigation. As of the date hereof and the applicable Closing Date, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's subsidiaries or any of the Company's or the Company's subsidiaries' officers or directors in their capacities as such, except as expressly set forth in Schedule 3(h).

                 i. Acknowledgment Regarding Buyers' Purchase of Preferred Shares. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                 j. No Undisclosed Events, Liabilities, Developments or Circumstances. As of the date hereof and the applicable Closing Date, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                 k. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

                 l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of AMEX, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                 m. Employee Relations. As of the date hereof and the applicable Closing Date, neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement, and the Company and its subsidiaries believe that relations with their employees are good.

                 n. Intellectual Property Rights. As of the date hereof and the applicable Closing Date, the Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on
Schedule 3(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

                 o. Environmental Laws. As of the date hereof and the applicable Closing Date, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, in each case except where the failure to do so would not have a Material Adverse Effect.

                 p. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(p) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                 q. Insurance. As of the date hereof and the applicable Closing Date, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

                 r. Regulatory Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, in each case except where the failure to possess such certificates would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except such notices of revocation or modification which would not have a Material Adverse Effect.

                 s. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 t. No Materially Adverse Contracts, Etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

                 u. Tax Status. Except as set forth on Schedule 3(u), the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                 v.       Certain Transactions.  Except as set forth on
Schedule 3(v) or in the SEC Documents and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                 w. Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Preferred Shares and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Shares in accordance with this Agreement and the Articles Supplementary and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants, is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                 x. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

         4.      COVENANTS.

                 a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                 b. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before each of the Closing Dates, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Buyers at each of the Closings pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. In connection therewith, each of the Buyers shall, within five business days of any request of the Company, provide to the Company any information reasonably requested by the Company in order to comply with this Section 4(b).

                 c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Conversion Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Conversion Shares and the Warrant Shares and (B) none of the Preferred Shares or Warrants is outstanding (the "REGISTRATION PERIOD"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

                 d. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

                 e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement) during the Registration Period: (i) within two (2) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its subsidiaries and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

                 f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

                 g. Additional Financing. Subject to the exceptions described below, the Company agrees that during the period beginning on the date hereof and ending 180 days following each of the Initial Closing Date and the Put Closing Date, if any, neither the Company nor its subsidiaries will, without the prior written consent of the holders of a majority of the Preferred Shares then outstanding, negotiate or contract with any party for any equity financing (including any debt financing with an equity component) or issue any equity securities of the Company or any subsidiary or securities convertible or exchangeable into or for equity securities of the Company or any subsidiary (including debt securities with an equity component) in any form (each, an "EQUITY FINANCING"). The restrictions on Equity Financings set forth in this
Section 4(g) shall not prohibit (i) the issuance of securities by the Company pursuant to any bona fide corporate partnering arrangement (as defined below) entered into by the Company or any of its subsidiaries, or (ii) the issuance of securities by the Company in connection with a firm commitment, underwritten public offering. As used in this Section 4(g), the term "bona fide corporate partnering arrangement" shall mean any strategic licensing, joint development, joint marketing or other similar cooperative arrangement entered into by the Company or any of its subsidiaries with a corporation or other entity with which the Company or such subsidiary will have a continuing significant business relationship or with a subsidiary of such corporation or other entity other than as investor, on the one hand, and issuer, on the other hand.

                 h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system (including AMEX), if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall seek to maintain the Common Stock's authorization for listing on AMEX, the Nasdaq National Market or The New York Stock Exchange, Inc. ("NYSE"). Neither the Company nor any of its subsidiaries shall take any action which may result in the delisting or suspension of the Common Stock on AMEX, the Nasdaq National Market or NYSE. The Company shall promptly provide to each Buyer copies of any notices it receives from AMEX, the Nasdaq National Market or NYSE regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

                 i. Expenses. Subject to Section 9(l) below, following the Initial Closing, the Company shall reimburse the Buyers for the Buyers' expenses (including attorneys fees and expenses) in connection with negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby up to an aggregate of $35,000.

                 j. Transactions With Affiliates. So long as (i) any Preferred Shares or Warrants are outstanding or (ii) any Buyer owns Conversion Shares or Warrant Shares with a market value equal to or greater than $500,000, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party as determined by a majority of the disinterested directors of the Company, (c) any agreement, transaction, commitment or arrangement which is approved by a majority of the disinterested directors of the

Company. For purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. "AFFILIATE" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 5% or more equity interest in that person or entity, (ii) has 5% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

                 k. Filing of Form 8-K. On or before the tenth (10th) day following each of the Closing Dates, the Company shall file a Form 8-K with the SEC describing the terms of the transaction contemplated by the Transaction Documents and consummated at such Closing, in each case in the form required by the 1934 Act.

                 l. Underwriting Lock-Up Agreement. At any time during the period beginning on and including the Initial Closing Date and ending on the date which is four years after the Initial Closing Date, the Company may require that all, but not less than all, of the holders of the Preferred Shares enter into a "lock-up" agreement with the underwriters of a public offering of the Common Stock pursuant to which the holders would agree not to sell any Conversion Shares or Warrant Shares during the period beginning on the date designated by the Company, which date shall be not less than 20 business days after the holders' receipt of such notice, and ending on the date which is the earlier of the closing date of such offering and 90 days after the beginning of the lock-up period as designated by the Company (the "UNDERWRITING LOCK-UP PERIOD"). The Company shall exercise this right by delivering written notice (the "LOCK-UP REQUEST NOTICE") of such request to all of the holders of the Preferred Shares then outstanding at least 20 business days prior to the date on which the Underwriting Lock-Up Period will begin, but in no event prior to the filing of the registration statement for such proposed offering. The Lock-up Request Notice shall state (i) that the underwriters of such offering have requested that the holders of the Preferred Shares enter into a "lock-up" agreement, (ii) the date on which the Underwriting Lock-Up Period will begin, and (iii) the name of the managing underwriters of the proposed offering. Notwithstanding the foregoing, the Company shall not be entitled to require the holders to enter into a "lock-up" agreement unless (A) the Underwriting Lock-Up Period is not more than 90 days, (B) the Underwriting Lock-Up Period shall terminate immediately upon (I) the termination or abandonment or indefinite delay of the underwritten offering, (II) the announcement of a pending or consummated Major Transaction or (III) the occurrence of a Triggering Event,
(C) all officers and directors of the Company enter into substantially similar "lock-up" agreements, (D) such underwritten public offering is completed at a price per share to the public of not less than $5.50 per share (subject to adjustment as a result of any stock split, stock dividend, recapitalization, reverse stock split, consolidation, exchange or similar event) and generates aggregate gross proceeds to the Company of at least $12,000,000, (E) there has been no other Underwriting Lock-Up Period, and (F) during the period beginning on and including the date which is twenty business days prior to the filing of the registration statement for the proposed offering and ending on and including the first day of the Underwriting Lock-Up Period, the Registration Statement has been effective and there has been no stop order or other regulatory prohibition on trading of the Common Stock. In the event the Company requires an Underwriting Lock-Up Period, the Mandatory Conversion Date (as defined in the Articles Supplementary) and the Expiration Date (as defined in the Warrant) shall be extended two days for each day in the Underwriting Lock-Up Period as provided in Section 2(g) of the Articles Supplementary and in
Section 1(b) of the Warrant, respectively.

         5.      TRANSFER AGENT INSTRUCTIONS.

                 The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Preferred Shares or exercise of the Warrants (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS").
Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section 5 shall affect in any way each Buyer's obligations and agreements set forth in Section 2(g) to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company and its legal counsel, that registration of a resale by such Buyer of any of such Securities is not required under the 1933 Act, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legends. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

         6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                 a. Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Preferred Shares and the related Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                 (i) Such Buyer shall have executed each of the Transaction Documents and delivered the same to the Company.

                 (ii) The Articles Supplementary shall have been filed with the Secretary of State of the State of Maryland.

                 (iii) Such Buyer shall have delivered to the Company the Purchase Price for the Preferred Shares and the related Warrants being purchased by such Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                 (iv) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

                 b. Additional Closing Dates. The obligation of the Company hereunder to issue and sell the Additional Preferred Shares and the related Warrants to each Buyer at each of the Additional Closings is subject to the satisfaction, at or before the respective Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                 (i) Such Buyer shall have complied with the requirements of Section 1(c).

                 (ii) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Preferred Shares and the related Warrants being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                 (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

                 c. Put Closing Date. The obligation of the Company hereunder to issue and sell the Put Preferred Shares and the related Warrants to each Buyer at the Put Closing is subject to the satisfaction, at or before the Put Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                 (i) Such Buyer shall have delivered to the Company the Purchase Price for the Put Preferred Shares and the related Warrants being purchased by such Buyer at the Put Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                 (ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Put Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Put Closing Date.

         7.      CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

                 a. Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Preferred Shares and the related Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                 (i) The Company shall have executed each of the Transaction Documents, and delivered the same to such Buyer.

                 (ii) The Articles Supplementary shall have been filed with the Secretary of State of the State of Maryland, and a copy thereof certified by such Secretary of State shall have been delivered to such Buyer.

                 (iii) The Common Stock shall be authorized for listing on AMEX, the Nasdaq National Market or NYSE, trading in the Common Stock issuable upon conversion of the Initial Preferred Shares and the exercise of the related Warrants to be traded on the

         Nasdaq National Market, NYSE or AMEX shall not have been suspended by the SEC, The Nasdaq Stock Market, Inc., NYSE or AMEX and all of the Conversion Shares and Warrant Shares issuable upon conversion of the Initial Preferred Shares and exercise of the related Warrants to be sold at the Initial Closing shall be listed upon AMEX, the Nasdaq National Market or NYSE.

                 (iv) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Initial Closing Date regarding the representation contained in Section 3(c) above.

                 (v) Such Buyer shall have received the opinion of the Company's counsel dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                 (vi) The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Initial Preferred Shares being purchased by such Buyer at the Initial Closing.

                 (vii) The Board of Directors of the Company shall have adopted the resolutions in a form reasonably acceptable to such Buyer (the "RESOLUTIONS").

                 (viii) As of the Initial Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, at least 5,587,965 shares of Common Stock.

                 (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                 (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each domestic subsidiary in such corporation's state of incorporation issued by the Secretary of State of the state of incorporation as of a date within 10 days of the Initial Closing.

                 (xi) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the adoption of the Resolutions, (B) certified copies of its Charter and (C) Bylaws, each as in effect at the Initial Closing.

                 (xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by the Transaction Documents as such Buyer or its counsel may reasonably request.

                 b. Additional Closing Dates. The obligation of each Buyer hereunder to purchase the Additional Preferred Shares and the related Warrants at each of the Additional Closings is subject to the satisfaction, at or before the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                 (i) The Articles Supplementary shall be in full force and effect and shall not have been amended since the Initial Closing Date, and a copy thereof certified by the Secretary of State of the State of Maryland shall have been delivered to such Buyer.

                 (ii) The Common Stock shall be authorized for listing on AMEX, the Nasdaq National Market or NYSE, trading in the Common Stock issuable upon conversion of the Additional Preferred Shares and the exercise of the related Warrants to be traded on AMEX, the Nasdaq National Market or NYSE shall not have been suspended by the SEC, AMEX, The Nasdaq Stock Market, Inc. or NYSE and all of the Conversion Shares and Warrant Shares issuable upon conversion of the Additional Preferred Shares and the related Warrants to be sold at the Additional Closing shall be listed upon AMEX, the Nasdaq National Market or NYSE.

                 (iii) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the respective Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the respective Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of such Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such

         Buyer including, without limitation, an update as of such Additional Closing Date regarding the representation contained in Section 3(c) above.

                 (iv) Such Buyer shall have received the opinion of the Company's counsel dated as of such Additional Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                 (v) The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Additional Preferred Shares being purchased by such Buyer at the Additional Closing.

                 (vi) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                 (vii) As of such Additional Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion and exercise in full, as the case may be, of the then outstanding Preferred Shares and Warrants, including for such purposes the Additional Preferred Shares and the related Warrants to be issued at such Additional Closing.

                 (viii) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                 (ix) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each domestic subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of the state of incorporation as of a date within 10 days of such Additional Closing.

                 (x) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the adoption of the Resolutions, (B) certified copies of its Charter and (C) Bylaws, each as in effect at the Additional Closing.

                 (xi) During the period beginning on the Additional Share Notice Date and ending on and including the Additional Closing Date, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Warrant Shares upon exercise of the Warrants to the Buyers on a timely basis as set forth in Section 2(f)(ii) of the Articles Supplementary and Sections 2(a) and 2(b) of the Warrants, respectively.

                 (xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

                 c. Put Closing Date. The obligation of each Buyer hereunder to purchase the Put Preferred Shares at the Put Closing is subject to the satisfaction, at or before the Put Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion:

                 (i) The Company shall have complied with the requirements of Section 1(d) and all of the Put Notice Conditions set forth in
         Section 1(e) shall have been satisfied.

                 (ii) The Articles Supplementary shall be in full force and effect and shall not have been amended since the Put Closing Date, and a copy thereof certified by the Secretary of State of the State of Maryland shall have been delivered to such Buyer.

                 (iii) The Common Stock shall be authorized for listing on AMEX, the Nasdaq National Market or NYSE, trading in the Common Stock issuable upon conversion of the Put Preferred Shares and the exercise of the related Warrants to be traded on AMEX, the Nasdaq National Market or NYSE shall not have been suspended by the SEC, AMEX, The Nasdaq Stock Market, Inc. or NYSE and all of the Conversion Shares issuable upon conversion of the Put Preferred Shares and exercise of the related Warrants to be sold at the Put Closing shall be listed upon AMEX, the Nasdaq National Market or NYSE.

                 (iv) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Put Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Put Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Put Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, without limitation, an update as of the Put Closing Date regarding the representation contained in Section 3(c) above.

                 (v) Such Buyer shall have received the opinion of the Company's counsel dated as of the Put Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

                 (vi) The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Preferred Shares being purchased by such Buyer at the Put Closing.

                 (vii) The Board of Directors of the Company shall have adopted, and shall not have amended, the Resolutions.

                 (viii) As of the Put Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to at least 150% of the number of shares of Common Stock which would be issuable upon conversion and exercise in full, as the case may be, of the then outstanding Preferred Shares and Warrants, including for such purposes the Put Preferred Shares and the related Warrants to be issued at such Put Closing.

                 (ix) The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                 (x) The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each domestic subsidiary in the state of such corporation's state of incorporation issued by the Secretary of State of the state of incorporation as of a date within 10 days of the Put Closing.

                 (xi) The Company shall have delivered to such Buyer a secretary's certificate certifying as to (A) the adoption of the Resolutions, (B) certified copies of its Charter and (C) Bylaws, each as in effect at the Put Closing.

                 (xii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

         8. INDEMNIFICATION. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, the Articles Supplementary or the Warrants or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, the Articles Supplementary or the Warrants or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         9.      GOVERNING LAW; MISCELLANEOUS.

                 a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                 b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                 c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                 d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                 e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or the Articles Supplementary unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of the Preferred Shares, as the case may be.

                 f. Notices. Any notices consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) business days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                 Oncor, Inc.
                 209 Perry Parkway
                 Gaithersburg, MD 20877
                 Telephone:    301-963-3500
                 Facsimile:    301-330-3940
                 Attention:    President

         With a copy to:

                 Brobeck, Phleger & Harrison LLP
                 1633 Broadway
                 47th Floor
                 New York, NY 10019
                 Telephone:    212-581-1600
                 Facsimile:    212-586-7878
                 Attention:    Richard R. Plumridge, Esq.

         If to the Transfer Agent:

                 American Stock Transfer and Trust Company
                 40 Wall Street
                 New York, New York  10005
                 Telephone:    718-921-8209
                 Facsimile:    718-331-1852
                 Attention:    Herbert Lemmer

         If to a Buyer, to its address and facsimile number on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers.

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

                 g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of two-thirds (2/3) of the Preferred Shares then outstanding including by merger or consolidation. A Buyer may assign some or all of its rights hereunder to affiliates or associates of such Buyer, without the consent of the Company, and to others, with the consent of the Company which consent shall not be unreasonably withheld; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

                 h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                 i.       Survival.  Unless this Agreement is terminated under
Section 9(l), the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive each of the Closings. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                 j. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                 k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 l. Termination. In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 9(l), the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in
Section 4(i) above.

                 m. Placement Agent. The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Preferred Shares and the Warrants. The Company shall be responsible for the payment of brokers commissions relating to or arising out of the transactions contemplated hereby, if any. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with such claim.

                 n. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

02A/352636

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                             BUYERS:

ONCOR, INC.                          THEMIS PARTNERS L.P.
                                       By:  Promethean Investment Group L.L.C.
                                       Its:  General Partner
By: /s/
   -------------------------------
Name:   John L. Coker
Its:    Vice President and             By: /s/
        Chief Financial Officer           ------------------------------------
                                       Name:   James F. O'Brien, Jr.
                                       Its:    President



                                     HERACLES FUND
                                       By:  Promethean Investment Group L.L.C.
                                       Its:  Investment Advisor


                                     By: /s/
                                        --------------------------------------
                                        Name:  James F. O'Brien, Jr.
                                        Its:   President


                                     LEONARDO, L.P.
                                       By:  Angelo, Gordon & Co., L.P.
                                       Its:  General Partner


                                     By: /s/
                                        --------------------------------------
                                         Name: Michael L. Gordon
                                         Its:  Chief Operating Officer


                                     RAPHAEL, L.P.


                                     By: /s/
                                        --------------------------------------
                                         Name: Michael L. Gordon
                                         Its:  Chief Operating Officer

         [signature page to Securities Purchase Agreement - p. 2 of 2]

                                     RAMIUS FUND, LTD.
                                         By:  AG Ramius Partners, L.L.C.
                                         Its:  Investment Advisor


                                         By: /s/
                                            ---------------------------------
                                         Name:  Michael L. Gordon
                                         Its:   Managing Officer



                                     HALIFAX FUND, L.P.
                                         By:  The Palladin Group
                                         Its: Investment Manager

                                         By:  Palladin Capital Management LLC
                                         Its: General Partner

                                     By: /s/
                                        -------------------------------------
                                         Name:  Andrew Kaplan
                                         Its:   Authorized Representative

                               SCHEDULE OF BUYERS


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                                                                      NUMBER OF
                                                                       INITIAL
                                      INVESTOR ADDRESS                PREFERRED    INVESTOR'S REPRESENTATIVES' ADDRESS
     INVESTOR NAME                  AND FACSIMILE NUMBER                SHARES             AND FACSIMILE NUMBER
------------------------  -----------------------------------------  -----------   --------------------------------------
Themis Partners L.P.       c/oPromethean Investment Group, L.L.C.         75         Promethean Investment Group, L.L.C.
                           40 West 57th Street, Suite 1520                           40 West 57th Street, Suite 1520
                           New York, New York 10019                                  New York, New York 10019
                           Attn: James F. O'Brien, Jr.                               Attn: James F. O'Brien, Jr.
                           Facsimile: 212-698-0505                                         Thomas Lumsden
                                                                                     Facsimile: 212-698-0505

                                                                                     Katten Muchin & Zavis
                                                                                     525 West Monroe, Suite 1600
                                                                                     Chicago, Illinois  60661-3693
                                                                                     Attn:  Robert J. Brantman, Esq.
                                                                                     Facsimile:  312-902-1061

Heracles Fund              Bank of Bermuda (Cayman) Limited               75         Promethean Investment Group, L.L.C.
                           P.O. Box 513                                              40 West 57th Street, Suite 1520
                           3rd Floor British American Center                         New York, New York 10019
                           Dr. Roy's Drive                                           Attn: James F. O'Brien, Jr.
                           Georgetown, Grand Cayman                                        Thomas Lumsden
                           Cayman Island, BWI                                        Facsimile: 212-698-0505
                           Attn: Allen J. Bernardo
                           Facsimile: 809-949-7802                                   Katten Muchin & Zavis
                                                                                     525 West Monroe, Suite 1600
                                                                                     Chicago, Illinois  60661-3693
                                                                                     Attn:  Robert J. Brantman, Esq.
                                                                                     Facsimile:  312-902-1061

Leonardo, L.P.             c/oAngelo, Gordon & Co., L.P.                  50         Angelo, Gordon & Co., L.P.
                           245 Park Avenue - 26th Floor                              245 Park Avenue - 26th Floor
                           New York, New York  10167                                 New York, New York 10167
                           Attn:  Gary Wolf                                          Attn:  Gary Wolf
                           Facsimile:  212-867-6449                                  Facsimile: 212-867-6449

Raphael, L.P.              c/oAngelo, Gordon & Co., L.P.                  20         Angelo, Gordon & Co., L.P.
                           245 Park Avenue - 26th Floor                              245 Park Avenue - 26th Floor
                           New York, New York  10167                                 New York, New York 10167
                           Attn:  Gary Wolf                                          Attn:  Gary Wolf
                           Facsimile:  212-867-6449                                  Facsimile: 212-867-6449

Ramius Fund, Ltd.          c/oAngelo, Gordon & Co., L.P.                  30         Angelo, Gordon & Co., L.P.
                           245 Park Avenue - 26th Floor                              245 Park Avenue - 26th Floor
                           New York, New York  10167                                 New York, New York 10167
                           Attn:  Gary Wolf                                          Attn:  Gary Wolf
                           Facsimile:  212-867-6449                                  Facsimile: 212-867-6449

Halifax Fund, L.P.         c/o CITCO Fund Services, Ltd.                 250         The Palladin Group
                           Corporate Center, West Bay Road                           40 West 57th Street
                           P.O. Box 31106                                            Suite 1500
                           SMB                                                       New York, New York 10019
                           Grand Cayman, Cayman Islands                              Attn: Andrew Kaplan
                           Attn:  Patrick Agemian                                    Facsimile: 212-698-0599
                           Facsimile:  809-949-3877
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